Exhibit 5.1

March 24, 2014

Rubicon Technology, Inc.

900 East Green Street

Bensenville, Illinois 60106

Re:	Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to Rubicon Technology, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a registration statement on Form S-3 (File No. 333-192536) (the “Registration Statement”), filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the prospectus dated December 13, 2013 (the “Base Prospectus”), forming a part of the Registration Statement, (iii) the preliminary prospectus supplement dated March 18, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act and (iv) the final prospectus supplement dated March 19, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”), relating to the public offering of up to 2,875,000 shares of common stock, par value $0.001 per share, of the Company, of which 2,500,000 shares (the “Secondary Common Stock”) are to be sold by certain stockholders of the Company (the “Selling Stockholders”) and up to 375,000 shares (the “Company Common Stock”) are to be sold by the Company, pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated March 19, 2014 by and among the Company, the Selling Stockholders and the underwriters named therein.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for such opinions. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Rubicon Technology, Inc.

March 24, 2014

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to the Secondary Common Stock, the Secondary Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

2.	With respect to the Company Common Stock, following issuance of the Company Common Stock pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Company Common Stock specified in the Underwriting Agreement, the Company Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be incorporated by reference into the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP